Harding, Loevner Funds, Inc.
                      International Equity Portfolio
                        Statement of Net Assets
                         As of March 31, 1997
                               (Unaudited)


                                                    Shares            Value
Long-Term Investments - 91.6%

Equities

Argentina - 1.1%
 Quilmes Industrial SA - ADR                        75,600   $      859,950
 Quilmes Industrial SA                             275,600        2,783,560
                                                                  3,643,510

Bermuda - 1.1%
 PartnerRe Ltd.                                    105,300        3,724,988


Canada - 2.0%
 Imperial Oil Ltd.                                 146,000        6,807,250

France - 5.5%
 Financiere et Industrielle Gaz et Eaux             16,050        7,210,330
 Michelin (CGDE) - Class B                         191,748       11,443,302
                                                                 18,653,632

Germany - 9.4%
 Bayer AG                                          270,000       11,250,675
 Daimler-Benz AG                                   106,000        8,483,819
 Deutsche Bank AG                                  186,000       10,486,581
 Hornbach Baumarkt AG                               33,500        1,126,388
 Muenchener Rueckversicherung AG                       215          560,252
                                                                 31,907,715

Hong Kong - 8.0%
 Hong Kong & China Gas Co., Ltd.                 3,777,000        7,092,386
 HSBC Holdings p.l.c.                              146,000        3,391,624
 Hutchison Whampoa Ltd.                          1,429,000       10,742,628
 Johnson Electric Holdings Ltd.                  2,254,020        5,730,682
                                                                 26,957,320

Japan - 12.6%
 Atlantis Japan Growth Fund                        606,000        3,896,580
 Atlantis Japan Growth Fund Warrants
 Expiring 4/30/10                                   53,000           45,050
 Canon, Inc.                                       400,000        8,579,523
 Hirose Electric                                   121,000        6,649,858
 Honda Motor Co. Ltd.                              218,000        6,510,886
 Mitsubishi Heavy Industries Ltd.                1,380,000        8,991,502
 Nippondenso Co. Ltd.                              400,000        7,867,260
                                                                 42,540,659

Malaysia - 3.8%
 Nestle Berhad                                     557,000        4,407,429
 Sime Darby Berhad                               2,300,000        8,403,310
                                                                 12,810,739

Netherlands - 10.7%
 IHC Caland NV                                     120,000        6,424,450
 ING Groep NV                                      167,500        6,613,726
 Royal Dutch Petroleum Co. - NY Shares              86,500       15,137,500
 Wolters Kluwer NV                                  66,000        7,966,125
                                                                 36,141,801

Norway - 2.0%
 Norsk Hydro AS - ADR                              135,133        6,604,625

Singapore - 5.5%
 Acer Computer International Ltd.                  560,000          884,800
 Acer Computer Int'l Ltd. Warrants
 Expiring 7/31/01                                  112,000           32,576
 Courts Ltd.                                       605,000          758,344
 Development Bank of Singapore                     807,000        9,388,920
 Keppel Corp. Ltd.                               1,189,000        7,493,006
                                                                 18,557,646

South Africa - 1.8%
 LibLife Strategic Investments Ltd.              1,806,995        6,256,398

Spain - 2.8%
 Banco Intercontinental Espanol                     71,000        9,648,382

Sweden - 3.2%
 Astra AB - Series B                               233,700       11,005,280

Switzerland - 11.1%
 ABB AG                                             48,700       11,315,339
 Nestle SA - ADR                                   178,000       10,409,743
 Novartis AG                                         5,800        7,217,419
 SGS Societe Generale de Surveillance
 Holding SA - Class B                                2,375        4,873,913
 SGS Societe Generale de Surveillance
 Holding SA - Class R                               10,000        3,826,087
                                                                 37,642,501

Thailand - 1.8%
 The Siam Cement Co., Ltd.                         236,000        6,152,565


United Kingdom - 6.3%
 Rentokil Group plc                              1,555,000       10,751,332
 Rio Tinto p.l.c.                                  668,000       10,595,240
                                                                 21,346,572

  Total Equities (Cost - $286,210,867)                          300,401,583



Convertible Bonds - 2.9%                       Face Amount
  Far East Levingston Ship, 1.500% due
   5/02/01 (Singapore)                         3,090,000          2,468,138
  Bangkok Bank Public Co., 3.25% due
   3/3/04 (Thailand)                           7,900,000          7,396,375
     Total Convertible Bonds - (Cost-
      $11,382,244)                                                9,864,513

     Total Long-Term Investments - (Cost-
      $297,593,111)                                             310,266,096

Short-Term Investments - 8.0%

 Investors Bank & Trust Company
 Repurchase Agreement, 5.85% due 4/1/97;
 Issued 3/31/97 (Collateralized by
 $15,200,000 par of GNMA ARM, 6.875%
 due 10/20/22, value $9,870,902,
 $10,100,000 par of GNMA ARM, 7.00% due
 6/20/26, value $9,772,032, and
 $10,495,000 par of GNMA ARM,
 7.125% due 7/20/25, value $8,811,477)
   (Cost - $27,099,349)                      27,099,349          27,099,349

  Total Investments - 99.6% (Cost - $324,692,460)              337,365,445

Other Assets Net of Liabilities - 0.4%
 Foreign Currency Holdings (Cost - $289,586)                       284,882
 Receivable for Securities Sold                                    196,432
 Receivable for Capital Stock Purchased                            409,207
 Other Assets                                                      608,800
 Payable to Investment Adviser                                     (14,924)
 Unrealized depreciation on forward contracts                       (3,149)
 Payable for Capital Shares redeemed                                  (611)
 Other liabilities                                                (178,597)
  Other assets and liabilities, net                              1,302,040

Net Assets - 100.0%
 Applicable to 28,573,887outstanding $.001
 par value shares (authorized 500,000,000 shares)             $338,667,485

  Net Asset Value, Offering and Redemption Price Per Share    $      11.85


Components of Net Assets as of March 31,
 1997 were as follows:
 Capital Stock at par value ($.001)                           $     28,574
 Capital Stock in excess of par value                          326,285,863
 Distribution in excess if investment income, net                 (443,411)
 Accumulated net realized gain                                     138,212
 Net unrealized appreciation on investments and on
  assets and liabilities denominated in foreign currencies      12,658,247
                                                      $        338,667,485

                                          See Notes to Financial Statements


                     Harding, Loevner Funds, Inc.
                       Global Equity Portfolio
                       Statement of Net Assets
                        As of March 31, 1997
                           (Unaudited)
                                              Shares/Face             Value
Long-Term Investments - 92.5%

Equities - 84.6%

Argentina - 1.0%
Quilmes Industrial SA - ADR                     20,000              227,500
Quilmes Industrial SA                           50,000              505,000
                                                                    732,500

Bermuda - 1.3%
PartnerRe Ltd.                                  25,000              884,375

France - 2.5%
Financiere et Industrielle Gaz et Eaux           3,977            1,786,634

Germany - 4.7%
Deutsche Bank AG                                30,000            1,691,384
Daimler-Benz AG                                 20,000            1,600,720
                                                                  3,292,104

Hong Kong - 7.0%
Hong Kong & China Gas Co., Ltd.                750,000            1,408,337
Hutchison Whampoa Ltd.                         300,000            2,255,275
Johnson Electric Holdings Ltd.                 500,000            1,271,214
                                                                  4,934,826

Japan - 6.3%
Atlantis Japan Growth Fund Warrants
 Expiring 4/30/10                               16,000               13,600
Canon, Inc.                                     50,000            1,072,440
Canon Sales Co., Inc.                              700               13,881
Honda Motor Co. Ltd.                            46,000            1,373,857
Atlantis Japan Growth Fund                     100,000              643,000
Mitsubishi Heavy Industries Ltd.               200,000            1,303,116
                                                                  4,419,894

Malaysia - 2.4%
Nestle Berhad                                  100,000              791,280
Sime Darby Berhad                              250,000              913,403
                                                                  1,704,683

Netherlands - 5.5%
Royal Dutch Petroleum Co. - NY Shares           15,000            2,625,000
Wolters Kluwer NV                               10,000            1,206,989
                                                                  3,831,989

Singapore - 1.3%
Keppel Corp. Ltd.                              150,000              945,291

South Africa - 1.0%
LibLife Strategic Investments Ltd.             196,957              681,929

Sweden - 2.4%
Investor AB - Class B                           35,000            1,645,877
Scania AB Rights Expiring 6/4/99                30,000               26,701
                                                                  1,672,578

Switzerland - 7.3%
Nestle SA - ADR                                 30,000            1,754,451
ABB AG - Registered Shares                       7,000            1,626,435
SGS Societe Generale de Surveillance
 Holding SA - Class R                            4,500            1,721,739
                                                                  5,102,625

Thailand - 1.1%
 The Siam Cement Co., Ltd.                      30,000              782,106


United Kingdom - 4.2%
Rio Tinto plc                                  100,000            1,586,114
Rentokil Group plc                             200,000            1,382,808
                                                                  2,968,922

United States - 36.6%
Abbott Laboratories                             35,000            1,964,375
Airgas, Inc.                                    35,000              590,625
Allied Capital Corp.                            39,285              608,917
Allied Signal, Inc.                             10,000              712,500
Boeing Co.                                      15,000            1,479,375
Colgate-Palmolive Co.                           15,000            1,494,375
Cummins Engine                                  25,000            1,281,250
Dover Corp.                                     40,000            2,100,000
Electronic Data Systems Corp.                   30,000            1,211,250
Exxon Corp.                                     20,000            2,155,000
FNMA                                            40,000            1,445,000
Motorola, Inc.                                  20,000            1,207,500
Pennsylvania Mutual Fund Inc                   150,000            1,074,000
Schlumberger, Ltd.                              20,000            2,145,000
ServiceMaster                                   45,000            1,226,250
Thermo Electron Corp.                           60,000            1,852,500
Union Pacific Corp.                             25,000            1,418,750
Union Pacific Resources Group, Inc.             21,173              566,378
Wrigley (WM) Jr. Co.                            20,000            1,167,500
                                                                 25,700,545

 Total Equities - (Cost - $45,838,544)                           59,441,001

Fixed Income -  7.9%
                                             Face Amount
Argentina - 1.8%
Republic of Argentina FRN, 6.625%
 due 3/31/05                                 1,470,000            1,314,731

Thailand - 2.7%
 Bangkok Bank Public Co., CVT 3.25% due
 3/3/04                                      2,000,000            1,872,500


United States - 3.4%
JP Morgan Co. FRN, 4.00% due 2/15/12         1,000,000              972,614
Rockefeller Center Property CVT,
 0.000% due 12/31/00                           650,000              427,375
U.S. Treasury Note, 6.125% due 5/31/97       1,000,000            1,000,312
                                                                  2,400,301

 Total Fixed Income - (Cost - $5,062,450)                         5,587,532

 Total Long-Term Investments -
  (Cost - $50,900,994)                                           65,028,533

Short-Term Investments - 7.4%
Investors Bank & Trust Company Repurchase
 Agreement, 5.85% due 4/1/97; Issued
 3/31/97 (Collateralized by $5,440,000 par
 of FHLMC Libor Floater 96-40 FB, 6.76%
 due 6/25/22, value $5,475,012) (Cost -
 $5,211,735)                                  5,211,735           5,211,735


 Total Investments - 99.9% (Cost - $56,112,729)                  70,240,268


Other Assets Net of Liabilities - 0.1%
Other Assets                                                        151,199
Other liabilities                                                   (96,055)
 Other assets and liabilities, net                                   55,144

Net Assets - 100.0%
 Applicable to 3,988,919 outstanding
 $.001 par value shares
 (authorized 500,000,000 shares)                 $               70,295,412

 Net Asset Value, Offering and Redemption
  Price Per Share                                $                    17.62


Components of Net Assets as of March 31,
 1997 were as follows:
Capital Stock at par value ($.001)               $                    3,989
Capital Stock in excess of par value                             53,837,787
Undistributed investment income, net                                 88,338
Accumulated net realized gain                                     2,236,604
Net unrealized appreciation on
 investments and on assets and
 liabilities denominated in
 foreign currencies                                              14,128,694
                                                 $               70,295,412



                                           See Notes to Financial Statements





                     Harding, Loevner Funds, Inc.
                     Multi-Asset Global Portfolio
                       Statement of Net Assets
                        As of March 31, 1997
                              (Unaudited)

                                                    Shares             Value

Long-Term Investments - 93.5%

Equities - 64.9%

Argentina - 0.5%
 Quilmes Industrial SA                               1,500        $   15,150
 Quilmes Industrial SA - ADR                           750             8,475
                                                                      23,625

Bermuda - 1.1%
 PartnerRe Ltd.                                      1,400            49,525

France - 3.1%
 Financiere et Industrielle Gaz et Eaux                200            89,848
 Michelin (CGDE) - Class B                             800            47,743
                                                                     137,591

Germany - 4.3%
 Bayer AG                                            2,000            83,338
 Deutsche Bank AG                                    1,900           107,121
                                                                     190,459

Hong Kong - 3.4%
 HSBC Holdings p.l.c.                                2,000            46,461
 Hutchison Whampoa Ltd.                             14,000           105,246
                                                                     151,707

Japan - 4.3%
 Atlantis Japan Growth Fund                          3,600            23,148
 Atlantis Japan Growth Fund Expiring
 4/30/10                                               400               340
 Canon, Inc.                                         2,000            42,898
 Honda Motor Co. Ltd.                                2,000            59,733
 Mitsubishi Heavy Industries Ltd.                   10,000            65,155
                                                                     191,274

Malaysia - 0.9%
 Sime Darby Berhad                                  11,000            40,190

Netherlands - 3.6%
 Royal Dutch Petroleum Co. - NY Shares                 900           157,500

Singapore - 1.3%
  Keppel Corp. Ltd.                                  9,000            56,717


Sweden - 2.7%
 Investor AB - Class B                               2,500           117,563
 Scania AB Warrants Expiring 6/4/99                  2,000             1,780
                                                                     119,343

Switzerland - 6.5%
 ABB AG                                                420            97,586
 Nestle SA - ADR                                     1,600            93,571
 SGS Societe Generale de Surveillance
 Holding SA - Class R                                  250            95,652
                                                                     286,809

Thailand - 0.7%
  The Siam Cement Co., Ltd.                           1,100            28,677

United Kingdom - 3.0%
 Rentokil Group plc                                  8,100            56,004
 Rio Tinto plc                                       4,800            76,133
                                                                     132,137

United States - 25.5%
 Abbott Laboratories                                 1,500            84,187
 Allied Capital Corp.                                3,013            46,701
 Boeing Co.                                            600            59,175
 Colgate-Palmolive Co.                                 900            89,663
 Cummins Engine                                      1,700            87,125
 Dover Corp.                                         2,200           115,500
 Electronic Data Systems Corp.                         900            36,337
 Exxon Corp.                                         1,200           129,300
 FNMA                                                2,500            90,313
 Motorola, Inc.                                        600            36,225
 Royce OTC Micro-Cap Trust, Inc.                     5,000            38,125
 Schlumberger, Ltd.                                    800            85,800
 Thermo Electron Corp.                               2,500            77,187
 U.S. West, Inc.                                     1,300            44,200
 Union Pacific Corp.                                 1,100            62,426
 Wrigley (WM) Jr. Co.                                  700            40,863
                                                                   1,123,127

  Total Equities - (Cost - $2,591,413)                             2,688,681

Fixed Income - 32.6%                            Face Amount

Argentina - 5.0%
 Republic of Argentina FRN, 6.625%
 due 3/31/05                              $         245,000        219,122

Germany - 2.9%
 Bundesrepublic Deutschland, 6.7500%
 due 4/22/03                                        200,000        129,166

Singapore - 0.7%
 Far East Levingston Ship CVT., 1.500%
 due 5/02/01                                         40,000         31,950

South Africa - 0.9%
 Republic of South Africa, 12.000%
 due 2/28/05                                        200,000         38,835

Thailand - 1.7%
 Bangkok Bank Public Co. CVT, 3.250%
 due 3/3/04                                          82,000         76,773


United States - 21.4%
 Capital Cities/ABC, Inc., 8.750%
 due 8/15/21                                         25,000         27,666
 GNMA Pl #390577, 7.0 % due 6/15/09                 116,047        114,452
 GNMA, 8.000% due 8/15/07                            17,046         17,126
 GNMA, 8.500% due 5/15/18                            22,436         23,011
 GNMA, 9.500% due 9/20/20                            14,764         15,714
 GPA Delaware, Inc., 8.750% due 12/15/98             50,000         50,250
 Rockefeller Center Property CVT, 0.000%
 due 12/31/00                                       100,000         65,750
 U.S. Treasury Note, 6.125% due 5/31/97              50,000         50,016
 U.S. Treasury Note, 6.375% due 5/15/99             150,000        149,672
 U.S. Treasury Note, 8.750% due 8/15/00             125,000        132,773
 U.S. Treasury Note, 7.875% due 8/15/01              25,000         26,047
 U.S. Treasury Note, 7.000% due 7/15/06              75,000         75,141
 U.S. Treasury Inflation Index Note, 3.375%
 due 1/15/07                                        200,208        196,642
                                                                   944,260

  Total Fixed Income -  (Cost - $1,462,497)                      1,440,106

  Total Long-Term Investments - (Cost - $4,053,910)              4,128,787

Short-Term Investments - 5.4%

 Investors Bank & Trust Company Repurchase
  Agreement 5.85% due 4/1/97; Issued
  3/31/97 (Collateralized by $400,000
  par of FHLMC Libor Floater G 10 M, 7.04%
  due 5/25/23, value $253,558) (Cost -
  $ 236,608)                                         236,608        236,608

  Total Investments - 98.9% (Cost - $4,290,518)                  4,365,395


Other Assets Net of Liabilities - 1.1%
 Receivable for Securities Sold                                     30,056
 Other Assets                                                       36,728
 Unrealized depreciation on forward contracts                       (2,411)
 Other liabilities                                                 (16,586)
  Other assets and liabilities, net                                 47,787

Net Assets - 100.0%
 Applicable to 422,675 outstanding $.001
 par value shares (authorized 500,000,000
 shares)                                              $          4,413,182

  Net Asset Value, Offering and Redemption
   Price Per Share                                    $              10.44


Components of Net Assets as of March 31,
 1997 were as follows:
 Capital Stock at par value ($.001)                   $                423
 Capital Stock in excess of par value                            4,289,432
 Undistributed investment income, net                               21,837
 Accumulated net realized gain                                      29,477
 Net unrealized appreciation on investments
  and on assets and liabilities denominated
  in foreign currencies                                             72,013
                                                      $          4,413,182

                                            See Notes to Financial Statements










                       Harding, Loevner Funds, Inc.
                        Statements of Operations
                              (Unaudited)

                                            Global Equity   Multi-Asset Global
                                              Portfolio          Portfolio
               International Equity  For the Period From  For the Period From
                    Portfolio        December 1, 1996*    November 1, 1996*
               For the Five Months   to March 31, 1997    to March 31, 1997
              Ended March 31, 1997

Investment Income
Interest                 $ 508,837        $ 143,770            $ 38,379
Dividends (net of
 withholding taxes of
 $149,147, $13,116 and
 $685, respectively)       783,854          285,681              15,798
 Total investment
 income                  1,292,691          429,451              54,177

Expenses
Investment advisory
 fees                      909,756          230,655              16,185
Administration fees        181,951           34,598               2,428
Custodian fees             125,062           18,940               6,568
Shareholder recordkeeping
 fees                       15,764            9,822                 705
Legal fees                   3,125            2,500                 250
Audit fees                  10,331            7,831               7,500
Directors' fees and
 expenses                   15,000            2,917                  83
Insurance expense            7,670            3,030                   -
State registration
 filing fees                 4,333              783                 583
SEC filing fees             28,099           16,567               1,436
Organizational Costs        11,333            2,000                   -
Other fees and expenses     11,820            3,551                 677

 Total operating
  expenses               1,324,244          333,194              36,415


Waiver of investment
 advisory fee             (113,652)         (44,850)            (16,185)

 Net operating expenses  1,210,592          288,344              20,230

Investment Expense           5,721            3,459                   -

 Total expenses          1,216,313          291,803              20,230


Investment income,
 net                        76,378          137,648              33,947

Realized and unrealized
 gain (loss) on
 investments and foreign
 currency-related
 transactions
Net realized gain from
 investments               304,295        2,220,574              22,127
Net realized gain (loss)
 from foreign currency-
 related transactions     (166,083)          16,030               7,350
Net unrealized
 appreciation
 (depreciation) on
 investments             3,971,059       14,127,539              74,877
Net unrealized
 appreciation
 (depreciation) on
 translation of
 assets and liabilities
 denominated in foreign
 currencies                 (9,697)           1,155              (2,864)

 Realized and unrealized
 gain (loss) on investments
 and foreign currency-
 related transactions    4,099,574       16,365,298             101,490

Net increase in net
 assets resulting
 from operations       $ 4,175,952    $  16,502,946    $        135,437


* Commencement of operations
                                        See Notes to Financial Statements







                           Harding, Loevner Funds, Inc
		                     Statements of Changes in Net Assets
			                          For the Periods Ended


           									                     Global Equity      Multi-Asset Global
                                           Portfolio 		         Portfolio
					           International Equity  For the Period From  For the Period From
         			  For the       For the      December 1, 1996*   November 1, 1996*
           Five Months	    Ten Months    to March 31, 1997   to March 31, 1997
  					       Ended          Ended          (Unaudited)          (Unaudited)
         March 31, 1997		October 31, 1996
					      (Unaudited)

Increase (Decrease)
 in Net Assets from
 Operations

Investment
 income, net $ 76,378 		 $ 1,541,518  		     $ 137,648 		        $ 33,947

Net realized
 gain from
 investments
 and	foreign
 currency-
 related
 transactions 138,212 		   2,679,097 	       2,236,604             29,477

Net unrealized
 appreciation
 (depreciation)
 on investments
 and on translation
 of assets and
 liabilities
	denominated in
 foreign
 currencies  3,961,362     4,804,186        14,128,694             72,013

Net increase
 in net assets
 resulting
	from
 operations  4,175,952 		  9,024,801            14,496            135,437

Distributions
 to Shareholders
 from
Investment
 income, net    59,386 		  1,541,518            49,310             12,110

In excess of
 investment
 income, net					    -       649,872                 - 		               -

Net realized
 gain from
 investments
 and	foreign
 currency-
 related
 transactions				    -     2,144,787                 - 		               -

Total
 distributions		59,386     4,336,177            49,310             12,110

Capital Share
 Transactions,
 Net        93,193,683 		168,942,060 		     53,841,776          4,289,855

Total increase
 in net
 assets   	 97,310,249   173,630,684        70,295,412          4,413,182

Net Assets
	Beginning
 of period	241,357,236 		 67,726,552                 -                  -

	End of
 period	 $ 338,667,485 	$241,357,236  		 $  70,295,412 		 $      4,413,182

Undistributed
 (Distributions
in excess of)
Investment
Income, Net	 $(443,411)  $ (460,403)  		 $      88,338 		 $         21,837




* Commencement of operations
			                                         See Notes to Financial Statements



                          Harding, Loevner Funds, Inc.
                             Financial Highlights


                                       International Equity Portfolio
       For the
     Five Months Ended     For the Ten      For the Year      For the Period
     March 31, 1997       Months Ended         Ended               Ended
      (unaudited)       October 31, 1996  December 31, 1995  December 31, 1994*

Per Share
 Data
Net asset
 value,
 beginning
 of period   $ 11.61      $     10.77         $    9.71          $     10.00

Increase
 (Decrease)
 in Net
 Assets
 from
 Operations
Investment
 income, net    0.00  (c)         0.08             0.10                 0.04

Net realized
 and
 unrealized
 gain (loss)
 on investments
 and foreign
 currency-
 related
 transactions   0.24              0.97              1.06                (0.29)

 Net increase
 (decrease)
 from
 investment
 operations     0.24              1.05              1.16                (0.25)

Distributions
 to Shareholders
 from Investment
 income, net    0.00  (c)         0.08              0.10                 0.03

In excess of
 investment
 income, net       -              0.03                 -                    -

Net realized
 gain from
 investments
 and foreign
 currency-
 related
 transactions      -              0.10                  -                   -

Temporary
 overdistribution
 of net realized
 gain on
 investments and
 foreign
 currency-related
 transactions      -                 -                  -                 0.01

 Total
 distributions   0.00  (c)        0.21               0.10                 0.04

Net asset value,
 end of
 period       $ 11.85    $       11.61    $         10.77    $            9.71

Total Return     2.09% (b)        9.81% (b)         11.99%          (2.47%) (b)

Ratios/
 Supplemental
 Data
Net assets,
 end of period  $ 338,667,485   $ 241,357,236   $ 67,726,552  $      8,903,878

Ratio of
 expenses to
 average net
 assets         1.00% (a)          1.00% (a)          0.99%          0.95% (a)

Ratio of
 investment
 income, net
 to average
 net assets     0.06% (a)          1.29% (a)          1.30%          1.13% (a)

Decrease in
 above ratios
 due to waiver
 of investment
 advisory and
 administration
 fees and
 reimbursement
 of other
 expenses       0.09% (a)          0.14% (a)          0.54%          1.33% (a)


Portfolio
 turnover         14% (b)            17% (b)            28%            27% (b)

Average
 Commission
 Rate Paid   $  0.0367   **       $ 0.0229  **          N/A             N/A



(a) Annualized
(b) Not Annualized
(c) Rounds to less than $0.01
*  Commencement of Operations was May 11, 1994
** Represents total commissions paid on portfolio equity securities divided by the total number of shares purchased or sold on which commissions were charged. This disclosure is required by the SEC beginning in 1996.

                                             See Notes To Financial Statements








                           Harding, Loevner Funds, Inc.
                              Financial Highlights

                       Global Equity Portfolio   Multi-Asset Global Portfolio
                            For the Period              For the Period
                         December 1, 1996* to       November  1, 1996*
                           March 31, 1997            to March 31, 1997
                             (Unaudited)                (Unaudited)

Per Share Data
Net asset value,
 beginning of period     $        17.58  (a)          $        10.00

Increase in Net
 Assets from Operations
Investment income, net             0.04                         0.08

Net realized and
 unrealized gain
 on investments
 and foreign currency-
 related transactions              0.01                         0.39

 Net increase from
 investment operations             0.05                         0.47

Distributions to
 Shareholders from
 Investment income, net            0.01                         0.03

Net asset value,
 end of period             $      17.62                 $      10.44

Total Return                      0.30% (b)                4.69% (b)

Ratios/Supplemental
 Data
Net assets, end of
 period                   $  70,295,412                 $  4,413,182

Ratio of expenses
 to average net
 assets                           1.25% (c)                    1.25% (c)

Ratio of investment
 income, net to
 average net assets               0.60% (c)                    2.10% (c)

Decrease in above
 ratios due to waiver
 of investment advisory
 and administration fees          0.19% (c)                    1.00% (c)


Portfolio turnover                  15% (b)                      12% (b)

Average Commission
 Rate Paid                  $    0.0274  **               $   0.0575  **



(a) The beginning Net Asset Value of the Portfolio was equal to the total Net Asset Value of the outstanding Partnership Units of GELP as of November 30, 1996 ($1,758) divided by 100.
(b) Not Annualized
(c) Annualized
*  Commencement of Operations
** Represents total commissions paid on portfolio equity securities divided by the total number of shares purchased or sold on which commissions were charged. This disclosure is required by the SEC beginning in 1996.



                                            See Notes To Financial Statements

Notes to Financial Statements
March 31, 1997 (Unaudited)


1. Organization

Harding, Loevner Funds, Inc. (the "Fund") was organized as a Maryland corporation on July 31, 1996 and is registered under the Investment Company
Act of 1940, as amended, as an open-end management investment company. The Fund currently has four portfolios, three of which were active as of March 31, 1997. The three active portfolios are: International Equity Portfolio ("International Equity"); Global Equity Portfolio ("Global Equity"); and Multi-Asset Global Portfolio ("Multi-Asset Global"). International Equity, previously the HLM International Equity Portfolio of the AMT capital Fund, Inc. (the "AMT Capital Portfolio"), commenced investment operations on May 11, 1994. Effective as of the close of business on October 31, 1996, the AMT Capital Portfolio merged into International Equity pursuant to shareholder approval of the tax-free reorganization on October 30, 1996. Global Equity commenced operations on December 1, 1996 following a tax-free merger with HLM Global Equity LP ("GELP"). Multi-Asset Global commenced operations on November 1, 1996. The Fund is managed by Harding, Loevner Management, L.P. (the "Investment Adviser"). The costs incurred by the Fund in connection with the organization and initial registration are being amortized in the International Equity and Global Equity. The unamortized balance of organizational expenses at March 31, 1997 was $139,141.

2. Summary of Significant Accounting Policies

Securities

All securities transactions are recorded on a trade date basis. Interest income and expenses are recorded on an accrual basis. Dividend income is recorded on the ex-dividend date. The Fund amortizes discount or premium on a daily basis to interest income. The Fund uses the specific identification method for determining gain or loss on sales of securities.

Income Tax

It is the policy of the Fund to qualify as a regulated investment company, if such qualification is in the best interest of its shareholders, by complying with the applicable provisions of the Internal Revenue Code, and to make distributions of taxable income sufficient to relieve it from substantially all Federal income and excise taxes.

Valuation

All investments in the Fund are valued daily at their market price, which results in unrealized gains or losses. Securities traded on an exchange are valued at their last sales price on that exchange. Securities for which no sales are reported are valued at the latest bid price obtained from a quotation reporting system or from established market makers. Repurchase agreements are generally valued at their cost plus accrued interest. Securities for which market quotations are not readily available and illiquid securities will be valued in good faith by the Board of Directors.

Expenses

Expenses directly attributed to each Portfolio in the Fund are charged to that Portfolio's operations; expenses which are applicable to all Portfolios are allocated among them based on average daily net assets.

Dividends to Shareholders

It is the policy of the Fund to declare dividends from net investment income annually. Net short-term and long-term capital gains distributions for both Portfolios, if any, are normally distributed on an annual basis.

Dividends from net investment income and distributions from realized gains from investment transactions have been determined in accordance with the income tax regulations and may differ from net investment income and realized gains recorded by the Portfolio for financial reporting purposes.
Differences result primarily from foreign currency transactions and timing differences related to recognition of income, and gains and losses from investment transactions. To the extent that those differences which are permanent in nature result in overdistributions to shareholders, amounts are reclassified with the capital accounts based on their

2. Summary of Significant Accounting Policies (continued)

federal tax basis treatment. Temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income and net realized capital gains, respectively. To the extent that they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital stock in excess of par.

During the ten months ended October 31, 1996, the AMT Capital Portfolio reclassified $184,775 between distributions in excess of investment income to accumulated net realized gain on investments and foreign currency-related transactions. This reclassification had no effect on net investment income, net realized gains and losses, and net assets.

Currency Translation

Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked prices of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated at exchange rates prevailing when accrued. The Fund does not isolate that portion of the results foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Net realized gains and losses from foreign currency-related transactions arise from sales of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation or depreciation on translation of assets and liabilities denominated inecurities at the period end, resulting from changes in the exchange rate. At March 31, 1997, International Equity, Global Equity and Multi-Asset Global had balances of ($6,885), $1,155 and ($453), respectively of net unrealized depreciation and appreciation related to the changes in the exchange rate in the value of other assets and liabilities excluding foreign currency and forward foreign currency contracts and investments.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

3. Investment Advisory Agreement and Affiliated Transactions

The Fund's Board of Directors has approved investment advisory agreements
(the "Agreements") with the Investment Adviser. In addition, the Fund has an administration agreement with AMT Capital Services, Inc., which assists in managing and supervising all aspects of the Portfolio other than investment advisory activities. The advisory fee and administration fees are computed daily at an annual rate of .75% and .15%, respectively, of the average daily net assets of International Equity, and 1.00% and .15%, respectively, for each of Global Equity and Multi-Asset Global. The Investment Adviser has voluntarily agreed to reduce their fee to the extent that aggregate expenses (exclusive of brokerage commissions, other investment expenses, interest on borrowings, taxes and extraordinary expenses) exceed an annual rate of 1.00%, 1.25%, and 1.25%, respectively, of the average daily net assets of International Equity, Global Equity and Multi-Asset Global.

Directors' fees and expenses of $10,500 were paid for the five months ended March 31, 1997 to directors who are not employees of the Investment Adviser.

Notes to Financial Statements (continued)
March 31, 1997 (Unaudited)



4. Investment Transactions

Purchase cost and proceeds from sales of investment securities, other than short-term investments, for the five months ended March 31, 1997 were as follows for each of the Portfolios:


                              Purchase Cost of        Proceeds from Sales of
Portfolio                  Investment Securities       Investment Securities

International Equity      $ 111,702,240                      $ 36,151,157
Global Equity                 8,016,154                         9,559,814
Multi-Asset Global            4,403,960                           374,916

The components of net unrealized appreciation on investments at March 31, 1997 for each of the Portfolios were as follows:
                                Unrealized     Unrealized
Portfolio                      Appreciation    Depreciation         Net

International Equity           $  24,528,066    $11,855,081   $  12,672,985
Global Equity                     16,250,757      2,123,218      14,127,539
Multi-Asset Global                   192,725        117,848          74,877

The cost of securities owned by the Portfolio at March 31, 1997 for Federal tax purposes was substantially the same as for the financial statement purposes.

5. Forward Foreign Exchange Contracts

The Portfolio, on occassion, enters into forward foreign exchange contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings. A forward foreign exchange contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the cost of the original contracts and the closing of such contracts is included in net realized gains or losses on foreign currency-related transactions. Fluctuations in the value of forward foreign exchange contracts are recorded for book purposes as unrealized appreciation or depreciation on assets and liabilities denominated in foreign currencies by the Portfolio.

At March 31, 1997 International Equity had the following outstanding forward foreign exchange contracts:

Contract                                                    Unrealized
 Amount                          Cost     Value           (Depreciation)

Forward Foreign
 Exchange Sell
 Contracts
332,147  German
 Deutschemark          $      196,293    $ 199,442    $        (3,149)


Notes to Financial Statements (continued)
March 31, 1997 (Unaudited)


At March 31, 1997 Multi-Asset Global had the following outstanding forward foreign exchange contracts:

Contract                                                    Unrealized
 Amount                       Cost         Value          (Depreciation)

Forward Foward Exchange
 Sell Contracts
332,147   German
 Deutschemark                 $118,343    $120,754         $  (2,411)


The Portfolios enter into foreign currency transactions on the spot markets in order to pay for foreign investment purchases or to convert to dollars the proceeds from foreign investment sales or coupon interest receipts. There were no open foreign exchange contracts to buy or sell currency on the spot markets as of March 31, 1997.

6. Capital Share Transactions

Transactions in capital stock for International Equity were as follows for the periods indicated:
                            Five Months Ended              Ten Months Ended
                             March 31, 1997                 October 31, 1996
                           Shares     Amount           Shares         Amount

Shares sold             8,079,787  $ 104,870,412   14,950,392  $ 174,317,309
Shares issued
 related to
 reinvestment
 of dividends               3,525         43,005      301,338      3,510,073
                        8,083,312    104,913,417   15,251,730    177,827,382
Shares redeemed           294,556     11,719,734      755,840      8,885,322
Net increase            7,788,756   $ 93,193,683   14,495,890   $168,942,060

Transactions in capital stock for Global Equity were as follows for the period indicated:
                                      For the Period December 1, 1996*
                                             to  March 31, 1997
                                           Shares      Amount

Shares transferred                      3,866,979   $   51,493,041
Shares sold                               212,052        3,881,677
Shares issued related to
 reinvestment
 of dividends                               2,220           38,964
                                        4,081,251       55,413,682
Shares redeemed                            92,332        1,571,906
  Net increase                          3,988,919   $   53,841,776

* Commencement of operations

Notes To Financial Statements (continued)
March 31, 1997 (Unaudited)


6. Capital Share Transactions (continued)

Transactions in capital stock for Multi-Asset Global were as follows for the period indicated:

                                Five Months Ended
                                 March 31, 1997
                              Shares        Amount

Shares sold                421,505 $      4,277,745
Shares issued related
 to reinvestment
 of dividends                1,170           12,110
                           422,675        4,289,855
Shares redeemed                  -                -
Net increase               422,675  $     4,289,855

7. Repurchase and Reverse Repurchase Agreements Each Portfolio may enter into repurchase agreements under which a bank or securities firm that is a primary or reporting dealer in U.S. Government securities agrees, upon entering into a contract, to sell U.S. Government Securities to a Portfolio and repurchase such securities from such Portfolio at a mutually agreed upon price and date.

Each Portfolio is also permitted to enter into reverse repurchase agreements under which a primary or reporting dealer in U.S. Government securities purchases U.S. Government securities from a Portfolio and such Portfolio agrees to repurchase the securities at an agreed upon price and date.

Each Portfolio may engage in repurchase and reverse repurchase transactions with parties selected on the basis of such party's creditworthiness.
Securities purchased subject to repurchase agreements must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. If the value of the underlying securities falls below the value of the repurchase price plus accrued interest, the Portfolio will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults on its repurchase obligation, the Portfolio maintains the right to sell the underlying securities at market value and may claim any resulting loss against the seller. When a Portfolio engages in reverse repurchase transactions, such Portfolio will maintain, in a segregated account with its custodian, securities equal in value to those subject to the agreement.